                                                                    EXHIBIT 21.1

                            SCHEDULE OF SUBSIDIARIES
                                       OF
                           TRANSTEXAS GAS CORPORATION

                                                                STATE OF INCORPORATION
                            NAME                                ----------------------
TransTexas Transmission Corporation.........................       Delaware
TransTexas Exploration Corporation..........................       Delaware
TransTexas Drilling Services, Inc...........................       Delaware
Signal Capital Holdings Corporation.........................       Delaware